                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                    BYLAWS OF
                              OLD BALDY CORPORATION
                (Including amendments through September 6, 2000)

                                TABLE OF CONTENTS

ARTICLE I.OFFICES...........................................................1
ARTICLE II.SHAREHOLDERS......................................................1
      Section 1.Annual Meetings..............................................1
      Section 2.Special Meetings.............................................1
      Section 3.Place of Meeting.............................................1
      Section 4.Notice of Meeting............................................1
      Section 5.Closing of Transfer Books or Fixing of Record Date...........1
      Section 6.Voting Lists.................................................2
      Section 7.Quorum.......................................................2
      Section 8.Proxies......................................................2
      Section 9.Voting of Shares by Certain Holders..........................2
      Section 10.Action by Shareholders Without A Meeting....................3

ARTICLE III.BOARD OF DIRECTORS...............................................3
      Section 1.General Powers...............................................3
      Section 2.Number, Tenure and Qualifications............................3
      Section 3.Election of Directors; Tenure................................3
      Section 4.Regular Meetings.............................................4
      Section 5.Special Meetings.............................................4
      Section 6.Notice.......................................................4
      Section 7.Quorum.......................................................4
      Section 8.Manner of Acting.............................................4
      Section 9.Vacancies....................................................4
      Section 10.Informal Action by Directors................................5
      Section 11.Telephone Meetings..........................................5

ARTICLE IV.COMMITTEES........................................................5
      Section 1.Nominating Committee.........................................5

ARTICLE V.OFFICERS...........................................................5
      Section 1.Number.......................................................5
      Section 2.Election and Term of Office..................................5
      Section 3.Removal......................................................5
      Section 4.Vacancies....................................................5
      Section 5.Board Chairman...............................................5
      Section 6.President....................................................6
      Section 7.The Vice Presidents..........................................6

      Section 8.The Secretary................................................6
      Section 9.The Treasurer................................................6
      Section 10.Assistant Secretaries and Assistant Treasurers..............7

ARTICLE VI.CONTRACTS, LOANS, CHECKS AND DEPOSITS.............................7
      Section 1.Contracts....................................................7
      Section 2.Loans........................................................7
      Section 3.Checks, Drafts, Etc..........................................7
      Section 4.Deposits.....................................................7

ARTICLE VII.Interested Parties...............................................7
      Section 1.Validation of Contracts......................................7
      Section 2.Quorum.......................................................8

ARTICLE VIII.MISCELLANEOUS...................................................8
      Section 1.Certificate for Shares.......................................8
      Section 2.Transfer of Shares...........................................8
      Section 3.Consideration for Issuance of Shares.........................8
      Section 4.Rights of Inspection.........................................8
      Section 5.Dividends....................................................9
      Section 6.Seal.........................................................9
      Section 7.Waiver of Notice.............................................9
      Section 8.Indemnification of Officers, Directors and Others............9
      Section 9.Amendments..................................................10

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              OLD BALDY CORPORATION
                (Including amendments through September 6, 2000)

                                   ARTICLE I.
                                     OFFICES

The principal office of the corporation in the State of Wyoming shall be located at the main office of The Old Baldy Club at Saratoga, Wyoming. The corporation may have such other offices, either within or without the State of Wyoming, as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II.
                                  SHAREHOLDERS

      Section 1. Annual Meetings. The annual meeting of the shareholders of Old Baldy Corporation shall be held each year at Old Baldy Club in August, the time and the day to be determined by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

      Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty five percent (25%) of all the outstanding shares of the corporation entitled to vote at the meeting.

      Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wyoming, as the place of the meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the registered office of the corporation in the State of Wyoming.

      Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the sock transfer books of the corporation, with postage thereon prepaid.

      Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, that date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number o f shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

      Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote for Directors and, upon the demand of any shareholder, the vote upon any question before the meeting, shall be by ballot. Election of Directors and any other question before the meeting shall be determined by a majority vote of those shares the holders of which are present at the meeting, in person or by proxy.

      Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, which in no case may exceed seven years.

      Section 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy at the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

      Section 10. Action by Shareholders Without A Meeting. Any action, except election of Directors, which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding at least a majority of the voting power, or of such greater proportion as is required for such action.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

      Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

      Section 2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be five (5). Each Director shall hold office until the expiration of his term of office and until his successor shall have been elected and qualified. Directors need not be residents of Wyoming or shareholders of the corporation.

      Section 3. Election of Directors; Tenure. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2002 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2003 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. A Director who has served for two consecutive terms of three (3) years each, or a total of six consecutive years, shall be ineligible for reelection to the Board of Directors.

      Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without Wyoming, for the holding of additional regular meetings without other notice than such resolution.

      Section 5. Special Meetings. Special meeting of the Board of Directors may be called by or at the request of the President or the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

      Section 6. Notice. Notice of any special meeting shall be given at least two days previous thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram or facsimile transmission. If mailed, such notice shall be deemed to be delivered two days after having been deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be given by facsimile transmission, such notice shall be deemed to be delivered when transmitted to recipient's designated facsimile equipment. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors shall need to be specified in the notice or waiver of notice of such meeting.

      Section 7. Quorum. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting.

      Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

      Section 10. Informal Action by Directors. Any action required to be taken at a meeting of the Directors, or any other action which may be take at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors with respect to the subject matter thereof.

      Section 11. Telephone Meetings. The Board of Directors may conduct both regular and special meetings by telephone so long as the members in attendance are connected telephonically in such a way that each can hear what the others say and each can speak to the others.

                                   ARTICLE IV.
                                   COMMITTEES

      Section 1. Nominating Committee. There shall be a Nominating Committee consisting of three members to select nominees for election to the Board of Directors. This committee shall be appointed annually with the approval of a majority of the Directors.

                                   ARTICLE V.
                                    OFFICERS

      Section 1. Number. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. A Chairman of the Board of Directors, one or more Vice Presidents (the number thereof to be determined by the Board of Directors) and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

      Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interest of the corporation would be served thereby.

      Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

      Section 5. Board Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors unless a majority of the Directors present at a meeting shall elect some other person to act as Chairman. The Chairman of the Board of Directors shall appoint the Chairmen and Committee members of the Nominating Committee with the approval of a majority of the Directors. In the absence of the President, or in the event of his death, inability or refusal to act, the Chairman of the Board shall perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      Section 6. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He may sign, with the Secretary, Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of resident and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.

      Section 7. The Vice Presidents. In the absence of the President and the Chairman of the Board or in the event of their deaths, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if there be a Vice President, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 8. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President of by the Board of Directors.

      Section 9. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, in the absence of the Secretary, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers, in absence of the Treasurer, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer.

                                   ARTICLE VI.
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may in general be confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VII.
                               Interested Parties

      Section 1. Validation of Contracts. No contract or transaction between the corporation and one or more of its directors, officers or members, or other organization in which one or more of its directors, officers or members are trustees, directors, officers or members or have a financial interest shall be void or voidable solely for this reason or solely because the director, officer or member is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purposes if:

            a. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board of Directors in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

            b. The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors.

      Section 2. Quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

      Section 1. Certificate for Shares. Certificates representing shares of the corporation shall be in such form and contain such legends as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

      Section 2. Transfer of Shares. All transfers of shares shall be subject to the requirements contained in the Articles of Incorporation limiting and restricting the transfer of shares. The provisions hereof shall apply in each case after the conditions precedent to transfer, as specified in the Articles of Incorporation, have been met. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney, duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      Section 3. Consideration for Issuance of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money or other property, tangible or intangible, or in labor or services actually performed for the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. All such shares so sold or issued shall be fully paid and not liable to any further call or assessment, but where the consideration therefor shall be other than money, it shall be the duty of the Board of Directors to have the minutes of any such transaction show in reasonable detail, the items and character of property for which the shares were so issued. Neither promissory notes nor future services shall constitute payment or part payment for shares of the corporation.

      Section 4. Rights of Inspection. Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five percent of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times for any proper purpose, its books and records of account, minutes and record of shareholders and to make extracts therefrom. Upon the written request of any shareholder of the corporation, it shall mail to such shareholder its most recent financial statements, showing reasonable detail of its assets and liabilities and the results of its operations.

      Section 5. Dividends. The Board of Directors may from time to time declare, and to the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

      Section 6. Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation.

      Section 7. Waiver of Notice. Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Corporation Laws of the State of Wyoming, a wavier thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      Section 8. Indemnification of Officers, Directors and Others. The Corporation shall indemnify the persons who at any time are or have been Directors or Officers of the Corporation against all liabilities asserted against or incurred by any such person on account of claims against such person for things allegedly done or not done by such person in the capacities above described. The indemnity extends to all such claims whether or not they have been asserted in litigation. Each such person is also indemnified against all costs, expenses, and liabilities reasonably incurred by or imposed upon such person in connection with his or her defense against or settlement of any such claim, whether or not it shall have been asserted in any civil or criminal action, suit, or proceeding. Without limitation, the term "expenses" includes any amount paid or required or agreed to be paid as a fine or penalty or in satisfaction or settlement of a judgment, decree, or order of any tribunal, except that it does not include any amount paid or required or agreed to be paid to the Corporation. The foregoing notwithstanding, the Corporation shall not indemnify any such person in respect to any matter as to which such person shall be finally adjudged liable for gross negligence or misconduct in the performance of his or her duties, nor in the case of a settlement (which shall include a judgment entered upon a plea of nolo contendere), unless such settlement shall be found to be in the interest of the Corporation. Any finding aforesaid shall be (a) by the court, if any, which shall have assumed jurisdiction of the action, suit or proceeding against such person or presenting the issue of his or her entitlement to indemnification hereunder, or (b) by a majority of the Directors of the Corporation then in office other than the indemnitee and any other Director against whom the same or a related claim shall have been asserted, or (c) if there be not at least two Directors of the Corporation then in office, other than the indemnitee and others against whom the same or a related claim shall have been asserted, then by a majority of a committee of three or more disinterested persons, selected by the Board of Directors. The members of such committee shall be stockholders of the Corporation, and any of whom may be a Director or officer of the Corporation. Qualifying the foregoing, in the case of the above-specified finding by Directors of the Corporation or by a committee appointed by them the same shall not be valid unless the finding is in writing, concurred in by independent legal counsel, in which concurrence it is further stated that in the judgment of such counsel the settlement is reasonable in amount. The right of indemnification hereby conferred (i) shall not be exclusive of any other rights to indemnification to which the indemnitee hereunder may be entitled, by law or by contract, and (ii) shall inure to the benefit of each indemnitee's personal representatives. Expenses incurred by any person who is or might be indemnified under this Section 47 in defending against any claim above described may be paid by the Corporation in advance of the final disposition of the claim if authorized by the Board of Directors in the specific case upon receipt of an undertaking by the person involved to repay the advances to the extent that it is not ultimately determined that such person is entitled to indemnity by the Corporation. The Corporation may, without action by the members, purchase and maintain insurance on behalf of any employee or agent of the Corporation or any person who is or might be indemnified under this Section 47 against any or all liabilities asserted against or incurred by such person as a result of any action or inaction by such person in any capacity described in this Section 47, whether or not such person would be entitled to indemnity under this Section 47.

      Section 9. Amendments. These Amended and Restated Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.